Exhibit 99.1

Northfield Park Associates, LLC and Subsidiary

(An Ohio Limited Liability Company)

Consolidated Financial Statements as of and for the Years Ended December 31, 2017 and 2016, and Independent Auditors’ Report

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016:

Balance Sheets	2–3

Statements of Operations	4

Statements of Member’s (Deficit) Equity	5

Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7–15

INDEPENDENT AUDITORS’ REPORT

To the Member of Northfield Park Associates, LLC and Subsidiary

(An Ohio Limited Liability Company)

Northfield, Ohio

We have audited the accompanying consolidated financial statements of Northfield Park Associates, LLC and its subsidiary (an Ohio Limited Liability Company) (the “Company”), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, member’s (deficit) equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northfield Park and Associates, LLC and its subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

March 30, 2018 (September 18, 2018 as to the adoption of ASU 2016-18 Statement of Cash Flows (Topic 230):Restricted Cash)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS

CURRENT ASSETS:
Cash	$30,023,965	$38,490,138
Accounts receivable—net	6,025,512	4,855,829
Prepaid expenses	1,708,929	1,342,839
Ohio settlement agent—assets	986,000	1,126,869
Interest rate swap	467,243	—
Other current assets	773,853	549,836

Total current assets	39,985,502	46,365,511

PROPERTY AND EQUIPMENT:
Land	1,753,254	1,753,254
Buildings and building improvements	143,214,979	139,461,593
Furniture, fixtures and equipment	80,749,984	76,749,572
Construction in progress	60,858	177,131

	225,779,075	218,141,550

Less accumulated depreciation	89,676,928	75,159,035

Net property and equipment	136,102,147	142,982,515

OTHER ASSETS:
Gaming license fees	50,000,000	50,000,000
Interest rate swap	—	411,908
Other assets, net	128,469	131,489

	50,128,469	50,543,397

TOTAL ASSETS	$226,216,118	$239,891,423

(Continued)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

	2017	2016
LIABILITIES AND MEMBER’S (DEFICIT) EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$15,000,000	$12,187,500
Accounts payable, trade and construction	13,249,415	10,962,189
Ohio settlement agent—liabilities	986,000	1,126,869
Accrued expenses and other	14,528,680	13,028,725

Total current liabilities	43,764,095	37,305,283

LONG-TERM LIABILITIES—Long-term debt—net	187,358,220	121,211,947

Total liabilities	231,122,315	158,517,230

COMMITMENTS AND CONTINGENCIES (Note 11)

MEMBER’S (DEFICIT) EQUITY	(4,906,197)	81,374,193

TOTAL LIABILITIES AND MEMBER’S (DEFICIT) EQUITY	$226,216,118	$239,891,423

See notes to consolidated financial statements.		(Concluded)

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
REVENUE:
Rocksino gaming	$238,849,813	$224,492,250
Food and beverage	26,465,716	25,746,453
Pari-mutuel gaming related	16,938,394	16,792,459
Other	14,958,764	12,390,983
Less promotional allowances	(16,148,216)	(15,481,056)

Net revenue	281,064,471	263,941,089

OPERATING EXPENSES:
Gaming taxes and related revenue sharing	102,595,995	96,423,090
Food and beverage	20,877,548	20,677,032
Purses	6,112,378	6,064,150
Other racetrack operating expenses	10,220,352	9,437,693
Simulcast fees	1,897,806	1,861,695
Other Rocksino gaming	13,557,717	13,134,222
Other operating, general and administrative	38,749,716	35,564,356
Management fees	4,257,138	3,871,969
Depreciation and amortization	14,934,808	18,313,242

Total operating expenses	213,203,458	205,347,449

INCOME BEFORE OTHER INCOME (EXPENSE)	67,861,013	58,593,640

OTHER INCOME (EXPENSE):
Interest expense	(4,505,205)	(4,347,223)
Loss on sale of asset	(366,926)	(393,972)
Unrealized gain on interest rate swap	55,335	559,855

Total other expense	(4,816,796)	(4,181,340)

NET INCOME	$63,044,217	$54,412,300

See notes to consolidated financial statements.

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

CONSOLIDATED STATEMENTS OF MEMBER’S (DEFICIT) EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

BALANCE—January 1, 2016	$66,433,043
Net income	54,412,300
Distributions paid to members	(39,471,150)

BALANCE—December 31, 2016	81,374,193
Net income	63,044,217
Distributions paid to members	(46,324,607)
Acquisition of member ownership interest	(103,000,000)

BALANCE—December 31, 2017	$(4,906,197)

See notes to consolidated financial statements.

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$63,044,217	$54,412,300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,934,808	18,313,242
Amortization of deferred financing costs	853,832	899,426
Loss on sale of asset	366,926	393,972
Unrealized change on interest rate swap	(55,335)	(559,855)
Decrease (increase) in assets:
Accounts receivable	(1,169,683)	(784,075)
Prepaid expenses	(366,090)	70,250
Ohio settlement agent—assets	140,869	(98,042)
Other current assets	(224,017)	(94,920)
Other assets	3,020	(5,051)
Increase (decrease) in liabilities:
Accounts payable—trade	2,018,610	2,016,128
Ohio settlement agent—liabilities	(140,869)	98,042
Accrued expenses and other	1,499,955	(2,299,534)

Net cash provided by operating activities	80,906,243	72,361,883

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(8,152,750)	(4,689,420)

Net cash used in investing activities	(8,152,750)	(4,689,420)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	81,500,000	—
Payments on long-term debt	(12,187,500)	(28,850,000)
Distribution to members	(46,324,607)	(39,471,150)
Acquisition of member ownership interest	(103,000,000)	—
Deferred financing charges	(1,207,559)	—

Net cash used in financing activities	(81,219,666)	(68,321,150)

NET (DECREASE) INCREASE IN CASH	(8,466,173)	(648,687)

CASH—Beginning of Year	38,490,138	39,138,825

CASH—End of Year	$30,023,965	$38,490,138

See notes to consolidated financial statements.

NORTHFIELD PARK ASSOCIATES, LLC AND SUBSIDIARY

(An Ohio Limited Liability Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1.	DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Company—Northfield Park Associates, LLC, an Ohio limited liability company (Northfield Park) and subsidiary (collectively, the “Company”), own and operate a horse racetrack, and a video lottery terminal (VLT) and entertainment facility located in Northfield, Ohio and the Cedar Downs off-track wagering facility located in Sandusky, Ohio.

The Company operates four harness racing meets pursuant to permits issued annually by the Ohio State Racing Commission (OSRC). All racing conducted at Northfield Park is conducted in accordance with applicable Ohio statutes and the rules and regulations of the OSRC. Northfield Park was granted 221 days in 2017 and 2016, respectively, of live racing by the OSRC. In addition, the OSRC approves full-card simulcasting schedules.

In December 2012, the Company began construction of a VLT and entertainment facility adjacent to Northfield Park. It is known as the Hard Rock Rocksino Northfield Park (“Rocksino”), and was completed in December of 2013. In conjunction with this, the Company acquired a VLT license from the Ohio Lottery Commission (OLC) during December of 2013. The 200,000 square foot Rocksino features over 2,200 video lottery terminals, a retail shop, and a variety of food and beverage and entertainment venues, including a concert theatre and comedy facility. The Rocksino opened on December 16, 2013. In October 2017, the property also added a 12-pump gas station, car wash and convenience store to its location called the Rock Stop.

Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Northfield Park and its wholly owned subsidiary Cedar Downs. All intercompany transactions have been eliminated in consolidation.

Accounts Receivable—The Company’s accounts receivable consists primarily of miscellaneous Rocksino receivables and pari-mutuel settlement receivables with racetracks. In evaluating collectibility of accounts receivable, the Company considers the age of the account, changes in collection patterns and general industry conditions. The allowance for doubtful accounts at December 31, 2017 and 2016 was $16,250 and $11,233, respectively.

Property and Equipment—Land, buildings, furniture, fixtures and equipment are recorded at cost. Depreciation is computed using the straight-line method over the following useful lives:

Years
Buildings and building improvements	5–30
Furniture, fixtures and equipment	3–7

Routine repairs and maintenance costs are charged to expense as incurred. Expenditures, which extend the useful lives of the assets, are capitalized. Interest costs incurred on borrowed funds used for construction projects are capitalized as a component of the cost of acquiring those assets until the construction project is complete.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value may not be recoverable from estimated cash flows expected to result from its use and disposition. The Company had no impairment of property and equipment as of December 31, 2017 or 2016.

Deferred Financing Costs—Deferred financing costs are amortized using the effective interest method over the term of the related debt. During 2017 and 2016, the Company recorded deferred financing cost amortization of $853,832 and $899,426, respectively, all of which is included within interest expense on the consolidated statements of operations. Refer to Note 7 for discussion of deferred financing costs.

Intangible Assets—Costs incurred, or obligated to be incurred, related to gaming license fees have been determined to be indefinite-lived intangible assets and are not amortized. The Company performs an annual assessment for impairment of such indefinite-lived intangible assets, or between annual tests if there is an indication of impairment as of December 31, by comparing the fair value of the recorded assets to their carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized. No intangible asset impairments were recognized during the years ended December 31, 2017 or 2016.

Derivative Instruments—The Company utilizes an interest rate swap contract (which is considered a derivative instrument) to manage its exposure to interest rate risk on its variable rate debt.

Accounting principles generally accepted in the United States of America (GAAP) require derivatives to be recorded in the consolidated balance sheets at fair value. Changes in the fair value of the derivative instrument are recorded in the 2017 and 2016 consolidated statements of operations.

Fair Value of Financial Instruments—The fair value hierarchy defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. Accounting Standards Codification (ASC) 820, “Fair Value Measurements and Disclosures,” establishes three tiers, which prioritize the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs, such as unadjusted quoted prices in active markets for identical assets or liabilities.

•

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions, as there is little, if any, related market activity.

The Company’s accounts receivable and accounts payable are recorded at fair value due to the short term nature of the instruments. The Company’s interest rate swap agreement is recorded at fair value using level 2 inputs. The Company’s long term debt is recorded at carrying value which approximates fair value.

Income Taxes—Northfield Park Associates, LLC and subsidiary are limited liability companies. The Company is taxed as a partnership and as such, it is not liable for federal income taxes. Income from a limited liability company is reported on the member’s individual income tax returns and losses are deductible to the extent of the member’s tax basis. Therefore, no provision or liability for federal income taxes has been included in the accompanying consolidated financial statements. Local income taxes are accrued and paid by the Company and included in its consolidated financial statements.

The Company is not subject to tax examinations by tax authorities for years before 2014.

Revenue Recognition—The Company recognizes pari-mutuel related revenue from pari-mutuel commissions on live racing and the importing of simulcast signals from other race tracks at the time wagers are made. Such commissions are a designated portion of the wagering handle as determined by state racing commissions. The Company recognizes revenue from fees earned through the exporting of simulcast signals to other race tracks at the time wagers are made. Such fees are based upon a predetermined percentage of handle as contracted with the other race tracks.

The Company recognizes Rocksino gaming revenue from the net win earned on VLT wagers. Net win is the difference between wagers placed and winning payouts made to patrons. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won. The Company accrues for the incremental amount of progressive jackpots as the progressive jackpot amount increases, with a corresponding reduction of gaming revenue.

Food and beverage, retail, gas, and other revenues are recognized when provided or when services are performed.

The retail value of food and beverage and other complimentaries furnished to patrons without charge is included in gross revenue amounts and then deducted as complimentaries. The estimated cost of providing such promotional allowances of $12,887,955 and $12,293,426, for the years ended December 31, 2017 and 2016, respectively, is included within food and beverage expenses.

Gaming and Other Taxes—Gaming and pari-mutuel tax expense is based on the statutorily required percentage of revenue that must be paid to state and local jurisdictions. The Company records Rocksino gaming tax expense at the Company’s 33.8% gaming tax rate on net daily gaming revenue, which totaled $81,040,795 and $76,162,327 in 2017 and 2016, respectively.

Pari-mutuel taxes are recorded at variable rates averaging between 3.0% and 4.0%, based on the amounts wagered, type of wager and the host status of the track on a daily basis and totaled $1,675,567 and $1,650,154 in 2017 and 2016, respectively, and is included in the consolidated statements of operations in other racetrack operating expenses.

Purses—Purse expense is based on the statutorily required amount that must be paid in the form of purses. The Company records a liability for all unpaid purses or a receivable for purses overpaid. Purses are supplemented based on a percentage of our Rocksino gaming revenue that we are required to pay for the benefit of breeding and racing in the state. In addition, purses are further supplemented with other funds it receives from the OSRC and others to promote horseracing at pari-mutuel racetracks. During 2017 and 2016, purses were supplemented by $25,846,508 and $25,483,741, respectively.

Hard Rock Rewards Loyalty Program—The Company maintains a customer loyalty program, which offers incentives to patrons who gamble at the Rocksino. Under the program, patrons can earn points based on play that are redeemable in the form of complimentaries to outlets and venues within the Rocksino. The Company accrues the cost of redeemable points, after consideration of estimated breakage, as they are earned. The cost of redeemable points is recorded in other operating, general and administrative expenses and totaled $60,149 and $72,268 in 2017 and 2016, respectively.

Advertising Expense—Advertising and promotion costs are recorded in other operating, general and administrative expenses and other racetrack operating expenses. These costs are expensed as incurred and totaled $9,316,073 and $9,231,326 in 2017 and 2016, respectively.

Recently Issued Accounting Pronouncements—In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The new model outlines a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. In August 2015, the FASB issued ASU No. 2015-14, which defers the effective date of ASU 2014-09 by one year. Additionally, the FASB issued an amendment to the standard (ASU 2017-16), that allows non-public entities for which are solely considered public interest entities, for purposes of including its financial statements within that of another filer, would be allowed to adopt the new standard according to non-public entity timelines. Accordingly, the new standard is effective for the Company’s annual period beginning January 1, 2019.

The Company is currently assessing the impact the adoption of this new accounting pronouncement will have on its consolidated financial statements and footnote disclosures.

Recently Adopted Accounting Pronouncements—In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments,” (“ASU 2016-15”). ASU 2016-15 addresses eight specific changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The Company adopted this ASU which had no impact on the consolidated financial statements as of and for the years ended December 31, 2017 and 2016.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash,” (“ASU 2016-18”). ASU 2016-18 addresses the classification and presentation of changes in restricted cash on the statement of cash flows. The Company adopted this ASU which required retrospective application to January 1, 2016. As a result of adoption of ASU 2016-18, the Company removed Net change in restricted cash from cash flows used in investing activities and increased Cash–Beginning of Year by $3.9 million in the consolidated statement of cash flows for the year ended December 31, 2016.

There was no impact to the consolidated balance sheets or statements of operations. Additionally, there was no impact to the consolidated financial statements as of and for the year ended December 31, 2017.

Use of Estimates—The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates and assumptions.

2.	CONCENTRATION OF RISK

At December 31, 2017 and 2016, and periodically throughout the years, the Company maintained balances in various accounts in excess of federally insured limits. The Company does not expect to incur any losses resulting from cash held in financial institutions.

Certain of the Company’s employees belong to unions that are collectively bargained for on a periodic basis. The Company does not believe that the use of unionized labor represents any risk of loss with respect to its consolidated financial position as of December 31, 2017 and 2016. The collective bargaining agreements expire in 2018.

3.	INTANGIBLE ASSETS

The Company paid $50,000,000 related to the licensure fee required by the OLC. This amount is capitalized as an indefinite-lived intangible asset and included in the consolidated balance sheets as gaming license fees. This intangible asset will not be subject to amortization and will be tested for impairment annually. The Company concluded there was no impairment as of December 31, 2017 and 2016.

4.	OHIO SETTLEMENT AGENT

The Company has been appointed by the OSRC to act as settlement agent for Ohio race tracks. As settlement agent, the Company is responsible for settlement of monies owed between tracks, resulting from Ohio tracks’ bettors wagering on other tracks. At December 31, 2017 and 2016, the following amounts were included on the consolidated balance sheets of the Company:

	2017	2016
Assets:
Cash	$527,238	$989,422
Accounts receivable	458,762	137,447

	$986,000	$1,126,869

Liabilities—accounts payable	$986,000	$1,126,869

The Company receives a fee of $5 per day per track billed for its role as settlement agent. The fees for the years ended December 31, 2017 and 2016 totaled $194,120 and $225,400, respectively, and are included in other revenue in the consolidated statements of operations.

5.	ACCRUED EXPENSES

Accrued expenses as of December 31, 2017 and 2016 consisted of the following:

	2017	2016
Taxes, other than income taxes	$4,372,970	$4,171,847
Accrued payroll and related taxes	2,186,298	2,204,585
Progressive liability	2,800,265	2,160,719
Deposits and customer funds liability	1,584,673	1,505,018
Accrued VLT	308,830	293,303
Other accruals	3,275,644	2,693,253

	$14,528,680	$13,028,725

6.	TRANSACTIONS WITH RELATED PARTIES

On December 19, 2012, the Company entered into a Gaming Facility Management Agreement (“Management Agreement”) with HR Ohio Manager, LLC (“Hard Rock”). Hard Rock is engaged to manage, maintain, operate, promote, and market the Rocksino for which they are paid a management fee in an aggregate amount based on a percentage of achieved earnings before interest, taxes, depreciation, and amortization for which $3,757,138 and $3,371,969 was paid in 2017 and 2016, respectively. These amounts are recorded as management fees in operating expenses.

Hard Rock was an owner of the Company until October 16, 2017, at which time all of their ownership interest was purchased by the Company. The purchase price for the equity buy out was $103,000,000 and this was accounted for using the treasury stock method. In connection with the equity buy out, the Management Agreement was amended and terms remain consistent.

On December 19, 2012, the Company also entered into a Track Management Agreement with Milstein Entertainment, LLC (“Milstein Entertainment”). Milstein Entertainment is engaged to supervise and manage the operation, maintenance and repair of the racing and related facilities, for which they are paid an annual management fee of $500,000. Milstein Entertainment is an owner of the Company and these amounts are recorded as management fees in operating expense.

On December 19, 2012, the Company entered into a Memorabilia Lease with Hard Rock Café International (HRCI). HRCI provides the Company with an agreed upon amount of Rock and Roll memorabilia for display and exhibition throughout the Rocksino for which they are paid a maximum annual amount of $50,000. These amounts are recorded as other operating, general and administrative expense.

On December 19, 2012, the Company entered into a Licensing Agreement with HRCI. This agreement allows the Company to use the Hard Rock name and in all advertising, promotions and operation of the Rocksino for which they are paid 1% of Rocksino gross revenues, not to include Rock Stop. These amounts are recorded as other operating, general and administrative expense.

During 2014 the Company began paying rent for a warehouse owned by Trebmal Miles, LLC, a related party, and paid $71,134 in 2017 and $78,585 in 2016. These amounts are recorded as other operating, general and administrative expense.

7.	LONG-TERM DEBT

Long-term debt as of December 31, 2017 and 2016 consisted of the following:

	2017	2016
Total debt	$205,250,000	$135,937,500
Less: current portion	15,000,000	12,187,500

Long-term debt	190,250,000	123,750,000

Deferred financing fees, net	(2,891,780)	(2,538,053)

Total long-term debt, net	$187,358,220	$121,211,947

In July 2014, the Company entered into a $190,000,000 credit facility with financial institutions consisting of $125,000,000 term loan facility and $65,000,000 revolving credit facility. The proceeds of this credit facility were used to pay off a preceding credit facility. Payments of principal are due on the last day of each calendar quarter.

In August 2015, this loan was amended. The Company entered into a $200,000,000 credit facility with financial institutions consisting of a $150,000,000 term loan facility and a $50,000,000 revolving credit facility. The proceeds of this amendment were used to pay off the preceding facility noted above as well as a subordinated loan. Payments of principal are due on the last day of each calendar quarter and are calculated at 7.5% of the initial term loan amount for the first two years and 10% of the initial term loan amount thereafter.

During 2015, in connection with the amended debt agreement, the Company incurred debt financing costs of approximately $1 million, which were recorded as deferred financing costs and will be amortized over the term of the amended agreement. The costs that were previously deferred and were being amortized over the term of the original debt agreement will continue to be amortized over the remaining term of the amended debt agreement because the transaction did not meet the criteria in ASC 405-20 for extinguishment of debt.

In October 2017, the Company entered into a second amendment of the credit facility. An additional $75,000,000 of revolving commitments were provided in this amendment so that the aggregate amount of the revolving credit facility is $125,000,000. A portion of the proceeds from the revolving credit facility were used to finance a buyout of the ownership interest of a member. Additionally, the scheduled credit facility maturity date was extended out one year from July 2020 to July 2021. As of December 31, 2017 and 2016, the amount outstanding on the term loan and revolving credit facility is $205,250,000 and $135,937,500, respectively.

In connection with the second amendment to the credit facility, the Company incurred debt financing costs of $1.2 million, which were recorded as deferred financing costs and will be amortized over the term the amended agreement. Any costs that were previously deferred and were being amortized over the term of the previous debt agreement will continue to be amortized over the remaining term of the second amended debt agreement because the transaction did not meet the criteria in ASC 405-20 for extinguishment of debt.

Both the term loan and the revolving loan facility bear interest at a variable rate based three-month London Interbank Offer Rate (LIBOR), plus a margin ranging from 1.25% to 2.25% based on the achievement of certain total leverage ratio covenants. The rate was 3.193% and 2.248% as of December 31, 2017 and 2016, respectively.

The loans are collateralized by the Company’s assets and guaranteed by the member’s interest in the Company. The Company is subject to various financial covenants. The covenants include maximum capital expenditures, fixed charge coverage ratio, and total leverage ratio requirements.

At December 31, 2017, annual maturities of long-term debt with scheduled principal payments are as follows:

Years Ending
December 31
2018	$15,000,000
2019	15,000,000
2020	15,000,000
2021	160,250,000

$205,250,000

The Company has an interest rate swap agreement with a maturity date of August 31, 2018 to reduce the impact of changes in the interest rate on its variable rate debt. The recorded amount of these interest rate swaps represents an amount the financial institution would pay to the Company (asset) or receive from the Company (liability) if the swap agreement was canceled at that date. Information related to these interest rate swap agreements at December 31, 2017 and 2016, are as follows:

	2017	2016
Notional amount	$92,812,500	$101,953,125
Fair value of interest rate swap asset	(467,243)	(411,908)

The fair value of these interest rate swaps fluctuates based on current interest rates. The Company made monthly payments at a fixed rate 0.893% at December 31, 2017 and 2016, respectively. The Company received monthly payments at one-month USD LIBOR, or 1.569% and 0.770%, at December 31, 2017 and 2016, respectively. The net amount is recorded as interest expense.

The interest rate swap is carried at fair value and classified as Level 2 in the GAAP valuation hierarchy. Fair value for Level 2 is determined by reference to other observable inputs. The fair value of the interest rate swap contract is determined by the swap financial institution and is calculated based on the present value of expected net cash flows of fixed and variable forward interest rates. The unrealized gain during the years ended December 31, 2017 and 2016 of $55,335 and $559,855, respectively, is included in other income (expense) on the consolidated statements of operations.

8.	PARI-MUTUEL TAX ABATEMENT

The Company is approved to participate in a capital improvement tax abatement program through the OSRC. The capital improvement tax abatement program was modified during 2011 to allow the extension of the program through December 31, 2017. Thereafter, future capital improvements will no longer be approved for abatement by the OSRC. The modified program qualifies as a major capital improvement and, therefore, is eligible for a maximum tax reduction equal to 100% of the cost. Such tax reductions are to be allowed each race program by the capital improvement allowance not to exceed 1% of the total amount wagered. At December 31, 2017 and 2016, the Company had $7,793,717 and $8,167,308, respectively, of abatement available for recovery in future periods.

The pari-mutuel tax abatement earned for the years ended December 31, 2017 and 2016, was $373,891 and $368,231, respectively and is reflected in other racetrack operating expenses in the consolidated statements of operations.

9.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution 401(k) savings plan (the “Plan”) for all employees. Under the Plan, eligible employees may elect to defer a portion of their pre-tax earnings up to a maximum amount as provided for by the Plan. Company matching contributions are determined annually at the discretion of management. The Company matches 37 1/2% of employee contributions up to 6% of employee compensation. The Company’s contribution to the Plan totaled $195,356 and $175,334 in 2017 and 2016, respectively.

10.	CONSOLIDATED STATEMENTS OF CASH FLOWS—SUPPLEMENTAL DISCLOSURES

During 2017, capital expenditures recorded in accounts payable totaled $268,616.

During 2017 and 2016, investing and financing activities were as follows:

•	During 2017 and 2016, the Company paid interest of $3,549,778 and $3,867,951, respectively.

•	During 2017 and 2016, the Company paid income taxes of $300,000.

11.	COMMITMENTS AND CONTINGENCIES

The Company is a defendant in various pending litigation matters and has recorded certain accruals related to litigation where appropriate and upon the advice of counsel. In management’s current opinion, the ultimate outcome of such litigation will not have a material effect on the consolidated results of operations or the consolidated financial position of the Company.

12.	SUBSEQUENT EVENTS

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 30, 2018, the date the Company’s consolidated financial statements were available to be issued.

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